Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 6, 2015, with respect to the consolidated financial statements of OnCore Biopharma, Inc., included in this Form 8-K/A of Tekmira Pharmaceuticals Corporation. We hereby consent to the incorporation by reference of said report in the Registration Statements of Tekmira Pharmaceuticals Corporation on Form S-3 (File No. 333-200625) and Forms S-8 (File No. 333-186185 and File No. 333-202762).

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania

March 18, 2015